CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184458 on Form S-8 of our report dated April 7, 2017, relating to the consolidated financial statements of Plastic2Oil, Inc. and its subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company and its subsidiaries as of December 31, 2016 and 2015, and for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

D. Brooks and Associates CPA’s, P.A. West Palm Beach, Florida April 7, 2017